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                                                                   EXHIBIT 10.25

                             Note Payable Agreement

Between BANCO MERCANTIL, C.A. (BANCO UNIVERSAL), domiciled in Caracas, originally registered with the Commercial Registry kept by the former Commercial Court of the Federal District, on April 3, 1925, under No. 123, the Articles of Incorporation/Bylaws of which were amended and merged into one single text as evidenced by the entry made in the First Commercial Registry of the Judicial Circuit of the Capital District and State of Miranda on December 15, 2000, under No. 17, Volume 228-A First, referred to as the "BANK", represented in this proceeding by its Attorney-in-fact LUIS MARCEL UROSA ZAGER, Venezuelan, of legal age, married, an attorney, domiciled in the city of Caracas, bearer of Identity Card NO. 9.120.426, his capacity being evidenced by a power of attorney registered with the Subaltern Office of the First Public Registry Circuit of Baruta Municipality, State of Miranda, on February 19, 1999, under No. 18, Volume 2 - Third Protocol, sufficiently authorized to execute this document, as party of the first part; and, as party of the second part, BENTON-VINCCLER, C.A., a corporation domiciled in Caracas, registered with the Second Commercial Registry of the Judicial Circuit of the Federal District and State of Miranda, on June 29, 1993, under No. 13, Volume 146-A Second, referred to as the "BORROWER", represented herein by CHRISTOPHER P. DELK, a United States citizen, of legal age, domiciled in Caracas, bearer of Identity Card NO. E-80.089.430 and LUIS R. GAMBOA, Venezuelan, of legal age, domiciled in Caracas, bearer of Identity Card No. V-3.019.127, sufficiently authorized by the Special Shareholders' Meeting of their principal held on March 1, 2001, the minutes of which were registered with the Second Commercial Registry of the Judicial Circuit of the Capital District and State of Miranda, on March 5, 2001, under No. 50, Volume 38-A Second, it has been agreed to enter into this agreement to be governed by the following clauses: FIRST: The BANK grants the BORROWER an interest bearing loan of FOUR BILLION FOUR HUNDRED THIRTY-FIVE MILLION TWO HUNDRED THOUSAND BOLIVARS (BS.4,435,200,000.00), that the BORROWER declares to have received to its full satisfaction. The BORROWER shall use the funds received as an INTEREST BEARING LOAN in operations of legitimate commercial character; SECOND: The BORROWER agrees to return the money received as an INTEREST BEARING LOAN within a term of FIVE (5) YEARS as of the date of authentication of this document, by paying NINETEEN (19) quarterly installments solely to amortize the owed capital, as follows: The first EIGHTEEN (18) quarterly installments of TWO HUNDRED THIRTY-THREE MILLION FOUR HUNDRED THIRTY-ONE THOUSAND FIVE HUNDRED SEVENTY-EIGHT BOLIVARS AND NINETY-FIVE CENTIMOS (BS.233,431,578.95) each, and ONE (1) final quarterly installment of TWO HUNDRED THIRTY-THREE MILLION FOUR HUNDRED THIRTY-ONE THOUSAND FIVE HUNDRED SEVENTY-EIGHT BOLIVARS AND NINETY CENTIMOS (BS.233,431,578.90), the first of which must be paid on September 28, 2001 and the other installments shall be paid on the last Business Day ("Business day" is understood as any day on which the banks are open for business in the Bolivarian Republic of Venezuela) at the end of each subsequent calendar quarter until paid in full; THIRD: The amount of monies received as an INTEREST BEARING LOAN by the BORROWER will bear conventional interest on the outstanding balance according to a floating rate system, calculated at the beginning of each NINETY (90) consecutive day period, at the interest rate mutually agreed upon by the BANK and the BORROWER TWO (2) BUSINESS DAYS prior to the beginning of each of the TWENTY (20) periods of NINETY (90) consecutive days which form the term indicated in this clause. It is understood that if the parties do not reach an agreement on this matter, the applicable interest rate will be the weighted average lending rate of the SIX (6) principal commercial and universal banks in the country with the greatest volume of deposits, excluding agricultural portfolios, as published by the Central Bank of Venezuela for the TWO (2) Business Days prior to each of the TWENTY (20) periods of NINETY (90) consecutive days. The BORROWER will pay the interest thus calculated on the last Business Day of each month. For the first NINETY (90) CONSECUTIVE DAY period, the applicable interest rate as of the date of authentication of this document shall be sixteen point five percentage points (16.5%) per annum. FOURTH: If the BORROWER defaults on the payment of any of the obligations established in this document, the applicable interest rate during the default term will be that resulting from adding THREE (3) PERCENTAGE POINTS to the interest rate calculated in the Third Clause. FIFTH: The BORROWER expressly and irrevocably authorizes the BANK to charge or debit any account or deposit it maintains with that Banking Institution or the BORROWER's account with COMMERCEBANK, N.A., identified as NO. 8300551706, all matured amounts owed in relation to the granting of this INTEREST BEARING LOAN, extinguishing the BORROWER's payment obligation for the amounts due up to the amount charged or debited by the BANK either from the BANK or the COMMERCEBANK, N.A., without it being understood that these charges give rise to novation of its obligations; furthermore it is expressly understood that for the purpose of debiting accounts in United States Dollars, the BANK shall convert the amounts due by the BORROWER in legal tender of the Bolivarian Republic of Venezuela into United States Dollars at the referential exchange rate for purchasing foreign currency effective on the date of the corresponding debit, as published by the Central Bank of Venezuela. SIXTH: The BORROWER may make special repayments of the principal due, and total prepayment of the entire interest bearing loan referred to herein, only at the times it must pay quarterly principal installments and provided it gives notice thereof to the BANK at least THIRTY (30) CONSECUTIVE DAYS in advance of the date on which such repayment or total prepayment referred to above is to be made. SEVENTH: Any and all of the obligations assumed by the BORROWER will be considered due by virtue of this document and, therefore, payment in full shall be forthwith due and payable in any of the following events: 1. Failure to pay when due any ONE (1) of the quarterly principal installments or any ONE (1) of the monthly interest installments which BORROWER must pay, provided that BANK notifies the BORROWER of the failure to pay and grants the BORROWER three (3) Business Days upon receipt of the notice to remedy the default by making payment of the amount due to the BANK. 2. If the BORROWER assigns or delegates the rights or obligations assumed under this agreement to any individual or company. 3. If the BORROWER assigns or delegates to any individual or company, except the assignment or delegation to an Affiliate ("Affiliate" being defined as a subsidiary of Benton Vinccler, C.A. or any other
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company in which Benton Oil and Gas Company holds at least 51% of the capital stock and administrative control of the company), the Unidad Monagas Sur Operating Services Agreement (for Uracoa, Bombal, Tucupita), entered into between Lagoven, S.A., a Subsidiary of Petroleos de Venezuela (currently PDVSA), Benton Oil and Gas Company and Venezolana de Inversiones y Construcciones Clerico, C.A. (VINCCLER, C.A.), on July 31, 1992 or the credit rights derived from said Agreement. 4. If the BORROWER revokes the instructions given to PDVSA EXPLORACION Y PRODUCCION, C.A., evidenced by a document authenticated before the Seventh Notary Public of Chacao Municipality, State of Miranda, Caracas Metropolitan District, on October 11, 2000, under No. 35, Volume 48 of the Books of Authentication kept by that Notary Public, in order for the payments arising from the Agreement mentioned in subparagraph 3 of this same clause to be deposited or credited only in the account that the BORROWER maintains with COMMERCEBANK, N.A., account number NO. 8300551706. 5. If precautionary or executive measures prohibiting the sale or encumbrance, attachment, seizure or other type of measure are declared on the assets owned by the BORROWER and these measures are not stayed within a period of THIRTY (30) consecutive days after the date the decision to adopt these measures was issued. 6. If the BORROWER is declared by a Court of Law to be in moratorium, bankruptcy or if its assets are judicially liquidated or suspension of payments is judicially declared. 7. If the BORROWER fails to deliver annual Financial Statements to the BANK during the term of the interest bearing loan within FOUR (4) MONTHS of the end of the relevant fiscal year, duly certified by a firm of Independent Auditors approved by the BANK (the BANK hereby approves the BORROWER's current audit firm Espineira, Sheldon y Asociados - member of PriceWaterhouse Coopers) or its monthly Balance Sheets within THIRTY (30) consecutive days after they have been requested. 8. If substantial changes are made to the current shareholding structure of the BORROWER that results in BENTON OIL AND GAS COMPANY having less than FIFTY ONE (51%) of the capital stock and administrative control of the BORROWER. 9. If the BORROWER declares cash dividends to be distributed among its shareholders while there is a principal installment or interest payment due and not paid under this document. 10. If during the term of this INTEREST BEARING LOAN, the BORROWER or the GUARANTOR identified below, incurs a patent default on monetary obligations assumed vis-a-vis any third party or any other type of obligation that results in the accelerated maturity of the obligations set forth in the contracts governing its relationships with such parties. 11. If at any time during the term of this interest bearing loan, it is proven that the BORROWER does not maintain due insurance for the facilities in which it operates or carries out its day-to-day commercial activities, according to the demands of the individual or company that owns such facilities. 12. If the GUARANTOR identified below incurs any of the events of default set forth in the indenture dated November 3, 1997 signed with First Trust of New York, National Association, Trustee. On the other hand, if the GUARANTOR should prepay all the financing referred to in such indenture dated November 3, 1997, the BORROWER undertakes to renegotiate with the BANK the terms and conditions that will govern this interest bearing loan from then on. If the BORROWER and the BANK fail to reach an agreement on this matter within a maximum term of THIRTY (30) consecutive days after the occurrence of such event, the INTEREST BEARING LOAN shall be deemed due and payable and therefore the BANK may demand full and immediate payment of all monies owed by virtue of this agreement. 13.- If during the term of this INTEREST BEARING LOAN, the BORROWER suspends the production (extraction) of oil that is its corporate purpose for a term of more than THIRTY
(30) CONSECUTIVE DAYS and 14.- Default on any other obligation assumed by the BORROWER hereunder. EIGHTH: The BORROWER expressly declares that this interest bearing loan is guaranteed by its parent company BENTON OIL AND GAS COMPANY, a corporation organized and existing under the laws of the State of Delaware, United States of America, referred to herein as the "GUARANTOR", for up to TWELVE MILLION THREE HUNDRED THOUSAND UNITED STATES DOLLARS (US$12,300,000.00) or its equivalent in local currency, that is, bolivars. NINTH: For the sole purpose of strictly complying with the provisions of Article 95 of the Law of the Central Bank of Venezuela, the amount expressed in UNITED STATES DOLLARS is equivalent to EIGHT BILLION SIX HUNDRED FIFTY-NINE MILLION TWO HUNDRED THOUSAND BOLIVARS (BS.8,659,200,000.00). This calculation was based on the exchange rate for the sale of UNITED STATES DOLLARS in force on the free foreign exchange market on February 28, 2001 of SEVEN HUNDRED FOUR BOLIVARS (BS.704.00) per UNITED STATES DOLLAR; TENTH: The BANK will send all account statements as well as any other type of correspondence or notice regarding this agreement by mail or by any other written means to the following address of the BORROWER: Centro Comercial Fiorca, Piso 2, Oficina 32-2, Avenida Libertador, Maturin, Estado Monagas. The BORROWER undertakes to give written notice or any other type of notice agreed upon by the BANK and the BORROWER of any change of address that the BORROWER may have in the future. Notices or communications will be considered duly made FIVE (5) consecutive days after the BANK sends the notice or communication to the BORROWER'S address. If the notice, communication, account statement or any other kind of correspondence is sent by fax or e-mail, this period will be reduced to ONE (1) day. The BORROWER expressly releases the BANK from any liability, directly or indirectly derived from any notice or communication sent to an address that is not the current address, when this is due to the failure to make timely notice of change of address referred to in this clause. The BORROWER undertakes to examine each statement or communication that the BANK sends, and to send written notice to the BANK of any disagreement or objection, within FIVE (5) days of the periods indicated above, except if otherwise provided by Law. The BORROWER expressly accepts that failure to notify its disagreement or objection, within such periods, implies acceptance by the BORROWER of the contents of the pertinent statement, notice or communication. All communications or notices that the BORROWER must send to the BANK may be sent by certified mail with acknowledgement of receipt, telex or fax, and be sent to the following address: Final Avenida Andres Bello cruce con Avenida El Lago, Edificio Mercantil No. 1, San Bernardino, Caracas; ELEVENTH: For the purpose of this agreement, its derivatives and consequences, the BANK and the BORROWER elect the city of Caracas as special domicile and expressly declare that they will submit themselves to the jurisdiction of its courts, without prejudice that the BANK may approach any other Court the Law deems competent.
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of this agreement, the city of Caracas is elected as special and exclusive domicile, and the parties declare their willingness to be subject to the jurisdiction of its courts.


Dated: March 8, 2001


Banco Mercantil, C.A.                                Benton-Vinccler, C.A.

/s/ Luis Marcel Urosa Zager                          /s/ Luis R. Gamboa
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    Luis Marcel Urosa Zager                              Luis R. Gamboa


                                                     /s/ Christopher P. Delk
                                                     ---------------------------
                                                         Christopher P. Delk